EXHIBIT 23
                                   ----------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-67742) of Intercell International Corporation and subsidiary of our report dated December 3, 2004, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-3 of this Annual Report on Form 10-KSB for the year ended September 30, 2004.




GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado

December 20, 2004


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